Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS EPS OF $0.33 vs. $0.30

ON 8% SALES INCREASE FOR THIRD QUARTER ENDED APRIL 30, 2013

LITTLE FALLS, New Jersey (June 6, 2013) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 10% increase in net income to $8,998,000, or $0.33 per diluted share, on an 8% increase in sales to $105,009,000 for the third quarter ended April 30, 2013. This compares with net income of $8,174,000, or $0.30 per diluted share, on sales of $97,238,000 for the third quarter ended April 30, 2012. For the nine months ended April 30, 2013, the Company reported record net income of $29,026,000, or $1.06 per diluted share, inclusive of $0.02 in net favorable adjustments related to acquisition accounting partially offset by severance and recruiting costs, on an 8% increase in sales to a record $311,053,000.  This compares with net income of $21,688,000 or $0.80 per diluted share, inclusive of a $0.02 charge related to an asset impairment, on sales of $287,797,000 for the nine months ended April 30, 2012.

Andrew Krakauer, Cantel’s President and CEO stated, “We are pleased to have delivered solid financial performance in the third quarter. These positive results confirm the continued success of our three prong approach to growth which includes investing in new product development, sales and marketing programs and acquisitions. Reported earnings would have been $0.02 better if not for the Medical Device Tax which impacted all three months of this quarter.”

Krakauer added, “Performance this quarter was led by our Healthcare Disposables segment. With the benefit of the ongoing integration of the SPS Medical sterility assurance business acquired on November 1, 2012, sales in this segment grew by 17% compared to last year and we were able to offset the negative effect caused by our distributors pulling forward shipments last quarter. Operating profits were 13% higher and grew more slowly than sales as we made substantial investments in sales and marketing expenses. We are very pleased with the performance of SPS Medical and will be investing in additional sales and marketing resources, as well as R&D, to accelerate growth in fiscal year 2014 and beyond.

As in the first two quarters of this fiscal year, our Water Purification and Filtration segment had excellent year-over-year quarterly performance with organic sales growth of almost 14%. Operating profits in this segment were only slightly higher due to increases in selling expenses and transaction expenses associated with our recent acquisition. In our largest business unit, Endoscopy, quarterly sales growth of 3% was driven by our liquid chemical germicides, service and procedural products categories. We remain encouraged with the continued growth prospects for this segment as we continue to launch new products into this multi-billion market segment.  At two major endoscopy trade shows in May, we had a very successful turnout and were encouraged by the customer excitement and feedback on our portfolio of newly launched products.”

The Company further reported that its balance sheet at April 30, 2013 included current assets of $145,183,000, including cash of $30,669,000, a current ratio of 2.6:1, debt of $105,000,000 and stockholders’ equity of $307,955,000.  Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash flow and EBITDAS.  When compared with the first nine months of last year, our EBITDAS grew by 19% to $62,806,000.  Net debt was reduced during the quarter by almost $6 million to $74,331,000 despite the approximate $8 million acquisition of the Siemens hemodialysis water business announced on March 25.”

Cantel Medical Corp. (NYSE:CMN) is a leading provider of infection prevention and control products in the healthcare market. Our products include water purification equipment, sterilants, disinfectants and cleaners, specialized medical device reprocessing systems for endoscopy and renal dialysis, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates and other dialysis supplies, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the third quarter ended April 30, 2013 on Thursday, June 6, 2013 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, June 6, 2013 at 2:00 PM through midnight on August 6, 2013 by dialing 1-877-660-6853 and using conference ID #415610.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=171058. A replay of the webcast will be available on Vcall for 90 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2013	2012	2013	2012

Net sales	$105,009	$97,238	$311,053	$287,797

Cost of sales	59,525	54,619	176,691	166,407

Gross profit	45,484	42,619	134,362	121,390

Expenses:
Selling	15,096	14,240	42,232	40,433
General and administrative	13,766	12,388	38,196	36,582
Research and development	2,399	2,217	6,876	6,660
Total operating expenses	31,261	28,845	87,304	83,675

Income before interest, other expense and income taxes	14,223	13,774	47,058	37,715

Interest expense	749	897	2,186	2,928
Interest income	(16)	(13)	(45)	(67)
Other expense	—	—	—	605

Income before income taxes	13,490	12,890	44,917	34,249

Income taxes	4,492	4,716	15,891	12,561

Net income	$8,998	$8,174	$29,026	$21,688

Earnings per common share - diluted	$0.33	$0.30	$1.06	$0.80

Dividends per common share	$—	$—	$0.06	$0.05

Weighted average shares - diluted	27,501	27,282	27,442	27,148

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	April 30,	July 31,
	2013	2012
Assets
Current assets	$145,183	$133,892
Property and equipment, net	45,431	43,022
Intangible assets, net	74,165	71,311
Goodwill	208,176	183,655
Other assets	11,409	2,932
	$484,364	$434,812

Liabilities and stockholders’ equity
Current portion of long-term debt	$10,000	$10,000
Other current liabilities	46,260	45,141
Long-term debt	95,000	80,000
Other long-term liabilities	25,149	23,735
Stockholders’ equity	307,955	275,936
	$484,364	$434,812

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

(unaudited)

The reconciliation of EBITDAS with net income for the three and nine months ended April 30, 2013 and 2012, respectively, is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2013	2012	2013	2012

Net income	$8,998	$8,174	$29,026	$21,688

Income taxes	4,492	4,716	15,891	12,561
Interest expense	749	897	2,186	2,928
Interest income	(16)	(13)	(45)	(67)
Other expense	—	—	—	605
Depreciation	1,806	1,735	5,380	5,129
Amortization	2,598	2,279	7,438	6,846
Loss (gain) on disposal of fixed assets	(16)	58	124	94

EBITDA	18,611	17,846	60,000	49,784

Stock-based compensation expense	919	706	2,806	3,019

EBITDAS	$19,530	$18,552	$62,806	$52,803

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.